AMENDMENT TO THE
ADVISORS SERIES TRUST
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 13th day of June, 2018, to the Amended and Restated Custody Agreement, dated as of December 6, 2012, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series listed on Amended Exhibit AA attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Small Cap Value Fund; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit AA is hereby superseded and replaced with Amended Exhibit AA attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST U.S. BANK N.A.

By: /s/ Douglas G. Hess                                                                                                               By: /s/ Dana L. Armour

Printed Name: Douglas G. Hess                                                                                                  Printed Name: Dana L. Armour

Title:     President                                                                                                                           Title: Executive Vice President

 Amended Exhibit AA to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement

Name of Series	Date Added
Pzena Mid Cap Value Fund	On or after March 20, 2014
Pzena Emerging Markets Value Fund	On or after March 20, 2014
Pzena Long/Short Value Fund	On or after March 20, 2014
Pzena Small Cap Value Fund	On or after March 9, 2016
Pzena International Small Cap Value Fund	On or after June 13, 2018

Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at March, 2014

Annual Fee Based Upon Market Value Per Fund*
[   ] basis point on average daily market value
Minimum annual fee per fund - $[   ]
Plus portfolio transaction fees

Portfolio Transaction Fees
$[   ] /book entry DTC transaction/Federal Reserve transaction/principal paydown
$[   ] /U.S. Bank repo agreement transaction
$[   ] /short sale
$[   ] /option/future contract written, exercised or expired
$[   ] /mutual fund trade/Fed wire/margin variation Fed wire
$[   ] /physical transaction
$[   ] /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus [  ].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Adviser's Signature not required as fees are not changing; only the Pzena International Small Cap Value Fund is being added.

Amended Exhibit AA (continued) to the Separate Series of Advisors Series Trust Amended and Restated Custody Agreement
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at March, 2014

COUNTRY	INSTRUMENT	SAFEKEEPIN (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPIN (BPS)	TRANSACTION FEE
Argentina	All	____	$____	Luxembourg	All	____	$____
Australia	All	____	$____	Malaysia	All	____	$____
Austria	All	____	$____	Malta	All	____	$____
Bahrain	All	____	$____	Mauritius	All	____	$____
Bangladesh	All	____	$____	Mexico	All	____	$____
Belgium	All	____	$____	Morocco	All	____	$____
Bermuda	All	____	$____	Namibia	All	____	$____
Botswana	All	____	$____	Netherlands	All	____	$____
Brazil	All	____	$____	New Zealand	All	____	$____
Bulgaria	All	____	$____	Nigeria	All	____	$____
Canada	All	____	$____	Norway	All	____	$____
Cayman Islands*	All	____	$____	Oman	All	____	$____
Channel Islands*	All	____	$____	Pakistan	All	____	$____
Chile	All	____	$____	Palestinian Autonomous Area*	All	____	$____
China "A" Shares	All	____	$____	Peru	All	____	$____
China "B" Shares	All	____	$____	Philippines	All	____	$____
Columbia	All	____	$____	Poland	All	____	$____
Costa Rica	All	____	$____	Portugal	All	____	$____
Croatia	All	____	$____	Qatar	All	____	$____
Cyprus	All	____	$____	Romania	All	____	$____
Czech Republic	All	____	$____	Russia	Equities	____	$____
Denmark	All	____	$____	Russia	MINFINs	____	$____
Ecuador	All	____	$____	Serbia*	All	____	$____
Egypt	All	____	$____	Singapore	All	____	$____
Estonia	All	____	$____	Slovak Republic	All	____	$____
Euromarkets**	All	____	$____	Slovenia	All	____	$____
Finland	All	____	$____	South Africa	All	____	$____
France	All	____	$____	South Korea	All	____	$____
Germany	All	____	$____	Spain	All	____	$____
Ghana	All	____	$____	Sri Lanka	All	____	$____
Greece	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Trinidad & Tobago*	All	____	$____
Ireland	All	____	$____	Tunisia	All	____	$____
Israel	All	____	$____	Turkey	All	____	$____
Italy	All	____	$____	UAE	All	____	$____
Jamaica*	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam*	All	____	$____
Latvia	Equities	____	$____	Zambia	All	____	$____
Latvia	Bonds	____	$____
Lebanon	All	____	$____
Lithuania	All	____	$____
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$[ ]: [ ]bp, >$[ ] and <$[ ]: .[ ]bps; >$[ ]: .[ ]bps.

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[ ]
▪	26-50 foreign securities: $[ ]
▪	Over 50 foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[ ].

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[   ] per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.